SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant []

Filed by a Party other than theRegistrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

Alaska Air Group
---------------------------------------------
(Name of Registrant as Specified In Its Charter)

Steve Nieman
--------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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and 0-11.

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on
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filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
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(4)  Date Filed:
 This message was originally posted by Steve Nieman on 5/1/03 and was changed on 5/09/03.
Hello eRaider audience of concerned shareholders,

I am delighted for the opportunity to utilize this discussion board resource of eRaider's to discuss openly this proxy contest at the AAG. Thank you.

America is synonomous with free speech. As investors, it is our most important tool in our investor toolbox. But it doesn't work well with the top down. We've got to open the box and ratchet speech around a bolt or two.

Investors have been waiting a long, long time to begin to make inroads into corporate boardrooms. Election to boards of directors should carbon copy political elections: There should be broad parameters, a sign-up deadline, and that's about it. If you want to run, run. It shouldn't be a Cirque duSoleil series of flaming hoops challengers have to delicately dive through with no end in sight.

Accountability's not so bad. Just do your job competently with honesty and integrity--and you'll be a-okay.A later clarification by Steve: "This comment was directed to the ALK employees; it does not describe management"

Get involved shareholders! Employees--we're all shareholders now through the advent of the 401(k). Use your rights--or lose your pensions.


Steve Nieman

Steve Nieman, Richard D. Foley, and Robert C. Osborne M.D. will be
soliciting proxies for Alaska Air Group s, Inc. May 20, 2003 annual meeting. We strongly advise all shareholders to read the proxy statements. Our proxy statement will soon be available at our web site
www.votepal.com . You will be free to download and print as many copies
of any materials located on our web site www.votepal.com . For any further information, please email info@votepal.com .
Call toll free at 1866-2-VOTEUS, (866-286-8387)
or write us at:
P. O. Box 602
Brush Prairie, WA
98606

This message, containing the original press release, was originally posted by Richard Foley on 5/6/03 and was withdrawnon 5/09/03.

Message deleted at request of poster; the message is under revision.